EMPLOYEE BENEFITS AND COMPENSATION
                                   AGREEMENT

                                    Between

                                 GENROCO, INC.

                                      and

                             VIDEOPROPULSION, INC.

                             Dated ------- --, 2000

                       EMPLOYEE BENEFITS AND COMPENSATION

 This Agreement dated as of ------- --, 2000 between GENROCO, INC. ("GENROCO"), a Wisconsin corporation with offices at 255 Info Highway, Slinger, WI 53086, and VIDEOPROPULSION, INC. ("VideoPropulsion"), a Wisconsin corporation with offices at 251 Info Highway, Slinger, WI 53086, shall govern the rights and obligations of GENROCO and VideoPropulsion with respect to the employees (including their compensation and benefits) of the Video Division in connection with the transaction effected by the Contribution Agreement as defined below. The term "GENROCO" when used in this Agreement shall not be construed to include the Division where such construction would have the effect of negating any obligation of VideoPropulsion or the Division hereunder. The term VideoPropulsion when used shall not be construed to include GENROCO where such construction would have the effect of negating any obligation of GENROCO hereunder.

                                    RECITALS

     WHEREAS, GENROCO hereby and by certain other instruments of even date herewith transfers or will transfer to VideoPropulsion effective as of 12:01 a.m., Central Standard Time, ------- --, 2000 or such other date as specified in the Contribution Agreement, Plan and Agreement of Reorganization and Distribution ("Contribution Agreement") dated as of ------- --, 2000 as the effective date ("Effective Date"), those assets of GENROCO related to GENROCO's video and related products business as conducted by the Division ("Division Assets") in accordance with the Contribution Agreement between the parties, and including, without limitation, assets associated with the past, present and future development, production, manufacture, marketing, use, storage, distribution, disposal and sale of certain video products manufactured by the Division throughout the world.

     WHEREAS, the assets, business and operations formerly and currently used and conducted by the Division are herein referred to collectively as the "Division Business".

     WHEREAS, the parties hereto intend, by this Agreement and the other agreements and instruments provided for in the Contribution Agreement, to convey to VideoPropulsion substantially all of the business and assets of the Division Business.

     NOW THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the Contribution Agreement and in the other agreements and instruments provided for in the Contribution Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                             Additional Definitions
                             ----------------------

     "Active Division Employees" means employees of GENROCO who are actively working for the Division immediately prior to the Effective Date.

     "Benefit Plans" means, collectively, all Pension Plans, Welfare Plans and Other Benefit Plans maintained by GENROCO and covering Division Employees or their dependents or beneficiaries.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Employees" means employees of GENROCO who work at the Division, including those who are not actively working for the Division immediately prior to the Effective Date solely by reason of vacation, sick leave, family or medical leave, military leave, short-term disability leave, long-term disability leave, leave compensated by workers' compensation or other leave of absence or layoff or strike, but excluding persons for whom the employment relationship has been finally terminated whether by retirement, discharge, quit or death, and excluding persons who prior to the Effective Date have, pursuant to procedures established by GENROCO, elected to transfer to employment with GENROCO other than Division employment.

     "Other Benefit Plans" means any written or oral plan, contract or other arrangement of benefits or advantage to any group of employees, including without limitation bonus, profit sharing, deferred compensation, stock purchase, stock option, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, training program, apprenticeship program, welfare or similar arrangement (other than a Pension Plan or Welfare
 Plan) maintained by GENROCO and covering Division Employees or their beneficiaries or dependents.

     "Welfare Plan"  means any  employee welfare  benefit plan,  as defined  in
 Section 3(1) of ERISA, maintained by GENROCO and covering Division Employees or dependents or beneficiaries of Division Employees.

                                   ARTICLE II

                        Identification  of Benefit Plans
                        --------------------------------

     Schedule H-2 sets forth a list of the Benefit Plans maintained by GENROCO with respect to Employees. VideoPropulsion acknowledges that it has been furnished with descriptions of all Benefit Plans described on Schedule H-2. In the event another benefit plan is offered to Employees which is not listed on Schedule H-2, the parties agree to allocate financial responsibility between themselves consistent with the approach taken for similar benefits listed under Schedules H-2. The parties agree to resolve any disputes in accordance with the procedures set forth at Article VII.

     The parties agree that all matters concerning the Worker's Compensation Plans listed on Schedule H-2 will be treated as set forth in the General Assignment, Assumption and Agreement regarding Litigation, Claims and Other Liabilities, dated ------- --, 2000 (the "General Assignment, Assumption and Agreement").

     The parties further agree that all matters concerning the Stock Incentive Plan (including Employment Agreement) will be governed by the Release and Settlement Agreement, dated ------- --, 2000.

                                  ARTICLE III

                        Employees and Employee Benefits
                        -------------------------------

     3.1  Employees.  (a)  Effective as of the Effective Date, VideoPropulsion
          ---------
shall offer employment to all persons who are Employees. VideoPropulsion shall on the Effective Date assume the employment responsibilities for each Employee and shall offer to return each such employee to a position with job responsibilities comparable to such employee's prior position of employment in the Division if such position is available or if required by law, or otherwise to any other open position for which such employee is qualified.

     (b) Employees (and their dependents and beneficiaries) shall be provided compensation and benefits by VideoPropulsion comparable to compensation and benefits being provided to them by GENROCO immediately prior to the Effective Date.

     (c)    Employees  shall  be  given   credit  for  GENROCO  service   under
VideoPropulsion's benefit plans.

     (d) (i) GENROCO, in good faith, will calculate the estimated liability amount related to Employees' unpaid and accrued vacation expense earned for the period January 1, 2000 through ------- --, 2000. GENROCO will remit to VideoPropulsion cash equal to 1.0765 times this liability amount.

     (ii) VideoPropulsion will assume all liability related to Employees' payroll taxes. VideoPropulsion will remit the payroll taxes to the appropriate regulatory authorities. GENROCO will not be responsible for any of the payroll taxes relating to Employees.

     (iii) GENROCO will calculate all wages due to Employees for the payroll period ending on ------- --, 2000. GENROCO will directly remit such wages, net of deductions, to all Employees. On and after the Effective Date, VideoPropulsion shall remain solely liable for all compensation and wages to be paid to Employees.

     (iv) VideoPropulsion will assume all liability relating to Employees' compensation for holidays occurring on or after the Effective Date.

     (v) Any disputes concerning the calculation of the liability will be resolved by the dispute resolution provisions of this Agreement.

     (e) Both before and after the Effective Date, GENROCO and VideoPropulsion shall coordinate with each other and shall take all actions necessary to effect the smooth transfer of Employees and continuing benefit coverage and administration.

     3.2  Allocation of Benefit Payment Responsibility.  Except as provided in
          --------------------------------------------
Section 3.1(f), Article IV and Article V, VideoPropulsion is not assuming any benefit or compensation program maintained by GENROCO and GENROCO is not assigning any such program to VideoPropulsion. VideoPropulsion's obligations with respect to benefit and compensation programs shall be as described therein. As to all other Benefit Plans, from and after the Effective Date VideoPropulsion shall provide Employees with all benefits and payments which would have been provided to them under the Benefit Plans (other than stock option or stock purchase plans) with respect to claims for benefits incurred prior to the Effective Date so long as GENROCO would not ordinarily have paid such benefits in accordance with its ordinary benefit payment practices prior to the Effective Date. However, notwithstanding the foregoing, with respect to
(a) health benefits, (b) dental benefits, (c) vision benefits, (d) life insurance, (e) travel accident insurance and (f) other benefits for which an insurance carrier or some party other than GENROCO is responsible, GENROCO shall remain responsible, subject to and in accordance with the terms of the applicable Benefits Plan, for all claims incurred by Employees prior to the Effective Date even if such claims are not filed until after the Effective Date. Further, if any Hired Division Employee or dependent is not actively at work by reason of hospitalization on the Effective Date, GENROCO shall retain responsibility for the payment of health care claims until the end of such hospitalization, subject to and in accordance with the terms and conditions of the applicable health benefits plan as in effect on the Effective Date.

     3.3  VideoPropulsion to Indemnify GENROCO.  VideoPropulsion shall
          ------------------------------------
indemnify, hold  harmless and  defend GENROCO  from  and against  any  damages, claims (including, but not limited to, unfair labor practice claims), liabilities, obligations, costs of defense (including attorney fees), expenses, fines, levies, assessments, charges, penalties, damages, settlements or awards asserted against GENROCO associated with Benefit Plans or compensation applicable to Employees (including dependents or beneficiaries, if any) except to the extent liability has been specifically retained by GENROCO in this
Agreement, provided that VideoPropulsion's obligation to indemnify, hold harmless, and defend shall not apply to the extent (a) an insurance carrier or
(b) any party other than GENROCO or VideoPropulsion is responsible. Without limiting the foregoing, it is specifically contemplated that VideoPropulsion's indemnity shall extend to any claims (except to the extent (a) liability has been specifically retained by GENROCO in this Agreement, (b) an insurance carrier is responsible, or (c) any party other than GENROCO or VideoPropulsion is responsible) made against GENROCO for benefits which would have been provided by GENROCO to the Employees under its Benefit Plans had the Employees remained GENROCO employees throughout the remainder of their careers but are not provided by VideoPropulsion which would have been applicable to them had they continued to be covered under the GENROCO Benefit Plans. The parties agree to generally follow the procedure for notification of a claim for defense or indemnification and the procedures for obtaining indemnification or defense as set forth in Articles V and VI of the General Assignment, Assumption and Agreement.

     3.4  Retirees.  Those individuals who were employees of the Division who
          --------
retired prior to the Effective Date and were eligible for benefits available to retired employees of the Division under a plan maintained by GENROCO shall continue to be the responsibility of GENROCO after the Effective Date.

     3.5  COBRA.  (a)  This paragraph (a) applies to (i) those individuals who
          -----
are Employees (and  their dependents) and  (ii) those individuals  who are  not
Employees but who had been employees of the Division (in this circumstance meaning an individual who for over 50% of the time in the most recent 2 years of his employment was an employee of the Division) prior to the Effective Date (or their dependents). If an election for any such person of continuing coverage under a health, dental and/or vision benefits plan sponsored by GENROCO as a result of the requirements of ERISA Sections 601-608 is in effect on the Effective Date or if such an election for any such person is made on or after the Effective Date, VideoPropulsion shall at its option either (i) reimburse GENROCO for the amount of health, dental and vision benefit claims paid by GENROCO for such person for claims incurred after the Effective Date less the amount of any premiums paid by such person to GENROCO with respect to periods after the Effective Date for the right to receive such continuing coverage or (ii) provide replacement coverage with no applicable pre-existing condition exclusion.

     (b) Notwithstanding any other provision of this agreement to the contrary, GENROCO shall retain all liabilities for the provision of continuing coverage under a health, dental and/or vision benefits plan sponsored by GENROCO as a result of the requirements of ERISA Section 601-608 for those individuals who had been employees of the Division (or their dependents) for whom the employment relationship with the Division and GENROCO ended prior to the Effective Date and who are not otherwise described in paragraph (a) above.

     3.6  Personnel and Medical Records.  GENROCO shall transfer or make
          -----------------------------
available to VideoPropulsion the personnel and medical records of Employees. VideoPropulsion shall indemnify, hold harmless, and defend GENROCO from and against any damages, claims, liabilities, obligations, costs of defense (including attorney fees), expenses, fines, levies, assessments, charges, penalties, damages, settlements or awards asserted against GENROCO resulting from the release of any personnel and medical records under this Section 3.6.

     3.7  Reimbursement for Compensation Arising From Note Forgiveness.
          ------------------------------------------------------------
VideoPropulsion shall pay Genroco in cash amounts forgiven for employees of VideoPropulsion under the related Genroco employee stock purchase agreements as such amounts are forgiven. The total amount outstanding between Genroco and VideoPropulsion for VideoPropulsion employees as of December 31, 1999 is $325,368.06. Such amounts will be forgiven as vested as described specifically in Schedule H-3.

                                  ARTICLE IV

                              Dispute Resolution
                              ------------------

     4.1  General.  In an effort to resolve informally and amicably any claim
          -------
or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the other of any difference or dispute hereunder that requires resolution. GENROCO and VideoPropulsion each shall designate an employee to investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be agreed upon), the matter shall be submitted to a senior officer of GENROCO and VideoPropulsion, respectively, for consideration.

     4.2  Arbitration.  If settlement cannot be reached through the efforts of
          -----------
the senior officers within an additional 30 days or such longer period as may be agreed upon, the parties shall consider arbitration or other alternative means to resolve the dispute.

     4.3  Legal Proceedings.  If the parties are unable to agree on an
          -----------------
alternative dispute resolution mechanism within 30 days, either party may initiate legal proceedings to resolve such matter.

                                   ARTICLE V

                                    Notices
                                    -------

     5.1  General.  All notices and communications required or permitted under
          -------
this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

             If to GENROCO:             GENROCO, Inc.
                                        255 Info Highway
                                        Slinger, Wisconsin  53086
                                        Attention: CEO

             If to VideoPropulsion:     VideoPropulsion, Inc.
                                        251 Info Highway
                                        Slinger, Wisconsin  53086
                                        Attention: CEO

     5.2  Change in Address.  Either party may, by written notice so delivered
          -----------------
to the other, change the address to which future delivery shall be made.

                                   ARTICLE VI

                        Written Amendment and Non-Waiver
                        --------------------------------

     6.1  Written Amendment and Waiver.  This Agreement may not be altered or
          ----------------------------
amended nor any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver.

     6.2  Limited Amendment or Waiver.  No waiver of any term, provision or
          ---------------------------
condition of this Agreement or failure to exercise any right, power or remedy or failure to enforce any provision of this Agreement, in any one or more instances, shall be deemed to be a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition or enforcement right of this Agreement or deemed to be an impairment of any right, power or remedy or acquiescence to any breach.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     7.1  Governing Law.  This Agreement and the transactions contemplated
          -------------
hereby shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.

     7.2  Entire Agreement.  This Agreement constitutes the entire
          ----------------
understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements. To the extent a subject is specifically covered in this Agreement and to the extent any other agreement (other than the Release and Settlement Agreement and General Assignment Agreement provision on Worker's Compensation described in
Article II) is in conflict herewith, this Agreement, if specific, shall control.

     7.3  Parties In Interest.  Neither party may assign its rights or
          -------------------
delegate any of its duties under this Agreement without prior written consent of the other. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any third party any benefits, rights or remedies.

     7.4  Effectiveness.  This Agreement shall become effective at the
          -------------
Effective Date and may be terminated by GENROCO at any time prior thereto without any liability on GENROCO's part.

     7.5  Consolidation, Merger, Etc. Involving VideoPropulsion.
          -----------------------------------------------------
VideoPropulsion shall not consolidate with or merge into any other Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, and VideoPropulsion shall not permit any Person to consolidate with or merge into VideoPropulsion or convey, transfer or lease all or any substantial portion of its properties and assets to VideoPropulsion, unless, in case VideoPropulsion shall consolidate with or merge into another Person or convey, transfer or lease all or any substantial portion of its properties and assets to any Person, the Person formed by such consolidation or into which VideoPropulsion is merged or the Person which acquires by conveyance or transfer, or which leases, all or any substantial portion of properties and assets of VideoPropulsion shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a written agreement, executed and delivered to GENROCO, in form reasonably satisfactory to GENROCO, all the liabilities, obligations and expenses to be assumed by VideoPropulsion under this Agreement and the due and punctual performance or observance of every agreement and covenant of this Agreement on the part of VideoPropulsion to be performed or observed.

        For purposes of this Section, "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     7.6  Reformation and Severability.  If any provision of this Agreement
          ----------------------------
shall be held to be invalid, unenforceable or illegal in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal and preserve the original intent of the parties, or (ii) if such provision cannot be  so reformed,  such provision  shall be  severed from  this
Agreement. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provisions of this Agreement to the extent that such other provision is not itself actually in conflict with any applicable law.

     7.7  Titles and Headings.  All titles and headings have been inserted
          -------------------
solely for the convenience of the parties and are not intended to be a part of this Agreement or to affect its meaning or interpretation.

     7.8  No Reliance.  No third party is entitled to rely on any of the
          -----------
representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

        IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their duly authorized officers as of this ---- day of -------, 2000.

                                        GENROCO, INC.

                                             By:-------------------------------
                                                  Keith Brue
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                        VIDEOPROPULSION, INC.

                                             By:-------------------------------
                                                  Chris Good
                                                  Executive Vice President
                                                  and Chief Technical Officer

                               TABLE OF CONTENTS

EMPLOYEE BENEFITS AND COMPENSATION                                         H-1

RECITALS                                                                   H-1

ARTICLE I Additional Definitions                                           H-3

ARTICLE II Identification  of Benefit Plans                                H-5

ARTICLE III Employees and Employee Benefits                                H-6
   3.1  Employees                                                          H-6
   3.2  Allocation of Benefit Payment Responsibility                       H-7
   3.3  VideoPropulsion to Indemnify GENROCO                               H-8
   3.4  Retirees                                                           H-9
   3.5  COBRA                                                              H-9
   3.6  Personnel and Medical Records                                     H-10
   3.7  Reimbursement for Compensation Arising From Note Forgiveness      H-10

ARTICLE IV Dispute Resolution                                             H-11
   4.1  General                                                           H-11
   4.2  Arbitration                                                       H-11
   4.3  Legal Proceedings                                                 H-11

ARTICLE V Notices                                                         H-12
   5.1  General                                                           H-12
   5.2  Change in Address                                                 H-12

ARTICLE VI Written Amendment and Non-Waiver                               H-13
   6.1  Written Amendment and Waiver                                      H-13
   6.2  Limited Amendment or Waiver                                       H-13

ARTICLE VII Miscellaneous                                                 H-14
   7.1  Governing Law                                                     H-14
   7.2  Entire Agreement                                                  H-14
   7.3  Parties In Interest                                               H-14
   7.4  Effectiveness                                                     H-14
   7.5  Consolidation, Merger, Etc. Involving VideoPropulsion             H-14
   7.6  Reformation and Severability                                      H-15
   7.7  Titles and Headings                                               H-16
   7.8  No Reliance                                                       H-16